UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2010 (May 11, 2010)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 Airport Road Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 11, 2010, Forward Air Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders approved two proposals. The proposals are described in detail in the Proxy Statement.

Proposal 1

The Company’s stockholders elected eight individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Bruce A. Campbell	25,269,680	334,733	1,382,688
C. Robert Campbell	25,498,840	105,573	1,382,688
Richard W. Hanselman	25,516,171	88,242	1,382,688
C. John Langley, Jr.	25,500,409	104,004	1,382,688
Tracy A. Leinbach	25,517,852	86,561	1,382,688
G. Michael Lynch	25,517,221	87,192	1,382,688
Ray A. Mundy	25,498,715	105,698	1,382,688
Gary L. Paxton	25,517,326	87,087	1,382,688

Proposal 2

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010, as set forth below:

Votes For	Votes Against	Abstentions
26,850,249	124,321	12,531

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: May 13, 2010	By:	/s/ Rodney L. Bell
Rodney L. Bell Senior Vice President, CFO and Treasurer